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               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]


                                                                    EXHIBIT 23.3


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     As independent petroleum engineers and geologists, we hereby consent to the incorporation by reference in this Registration Statement of our Firm's review of the proved oil and gas reserve quantities, as of January 1, 1997, for certain of Apache Corporation's interests located in the Arab Republic of Egypt, and to all references to our Firm in this Registration Statement.

                                           NETHERLAND, SEWELL & ASSOCIATES, INC.

                                           By: /s/ CLARENCE M. NETHERLAND
                                               ---------------------------------
                                               Clarence M. Netherland
                                               Chairman

Dallas, Texas
June 25, 1998